EXHIBIT—Press Release

Press Release

FOR IMMEDIATE RELEASE

For More Information Contact:

Aberdeen Asset Management Inc.

Investor Relations

866-839-5233

InvestorRelations@aberdeen-asset.com

ABERDEEN GLOBAL INCOME FUND, INC. ANNOUNCES REPLACEMENT OF

AUCTION MARKET PREFERRED STOCK WITH EQUIVALENT BANK

BORROWING

(New York, March 7, 2008) — Aberdeen Global Income Fund, Inc. (AMEX: FCO) (the “Fund”), a closed-end bond fund, has resolved to redeem the US$30 million outstanding Series W-7 shares (CUSIP: 003013208) of Auction Market Preferred Stock (the “AMPS”) pursuant to their terms and replace the AMPS with borrowing of an equivalent amount from a major financial institution. Notice was sent today to the Fund’s paying agent and holders of AMPS to commence the process.

If you wish to receive this information electronically, please contact InvestorRelations@aberdeen-asset.com

www.aberdeenfco.com

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Aberdeen Asset Management Asia Limited and Aberdeen Asset Management Limited are registered investment advisers under the Investment Advisers Act of 1940.